SYNERGY BRANDS INC.


                        CONSENT OF MAJORITY SHAREHOLDERS
                               IN LIEU OF MEETING

                                 March 12, 2001

The undersigned being the holders of record as of January , 2001 of a majority of the issued and outstanding common stock of Synergy Brands Inc., and authorized to vote such securities, do hereby consent to and adopt the actions as set forth in the following resolutions:

RESOLVED, that this corporation is authorized to implement a reverse split of its outstanding common stock as further described in , implemented by and pursuant to the terms of any one of the four forms of Certificate of Amendment to this corporation's Certificate of Incorporation attached hereto, the difference between each being the ratio of outstanding stock to be surrendered to one share to be issued therefor, and this corporation's Board of Directors by majority vote shall and does hereby have authority to choose which of such Amendments to implement, by negating implementation of all others, or to cancel such reverse stock split entirely, at any time, for any reason, prior to the filing of and resulting effectiveness of which of the Amendments may ultimately be accepted by this corporation's Board of Directors, PROVIDED HOWEVER that the choice of Amendments to be filed shall be made by this corporation's Board of Directors and the filing of the chosen Amendment to effectuate the Reverse Split shall be accomplished within 60 days of the date of this Shareholders Consent; Otherwise such Amendment shall require the further approval of a majority of this corporation's shareholders.

IMPLEMENTATION

RESOLVED, that the proper officers of this corporation be and they are hereby authorized and directed to do or cause to be done any and all such acts and things and to execute and deliver any and all such further documents and papers as they may deem necessary or appropriate to carry into effect the full intent and purpose of the foregoing resolutions and all referenced resolutions of this corporation's Board of Directors applicable thereto.

                                           -------------------------

                                           -------------------------

                                           -------------------------

                                           -------------------------

                                     -EX-8-